Exhibit 99.1
The Ensign Group Reports Third Quarter 2009 Adjusted Earnings of $0.38 per Share
Conference Call and Webcast Scheduled for November 3, 2009 at 10:00 am PT
MISSION VIEJO, California (PR Newswire) — November 2, 2009 — The Ensign Group, Inc. (Nasdaq: ENSG), the parent company of the Ensign™ group of skilled nursing, rehabilitative care services, hospice care and assisted living companies, today reported record results for the third quarter of fiscal year 2009.
Financial Highlights for the Quarter Include:
•	Total revenue was a record $132.9 million, up 14.3% compared to $116.3 million for the third quarter of 2008;
•	Same-store skilled mix by revenue increased to 50.5% from 49.5% in the prior year quarter;
•
The company’s same-store average daily Medicare rate increased by 7.1% to $560 per patient day, an increase of $37 per patient day, as the company’s overall patient base continued shifting to a higher acuity mix;

•
Consolidated EBITDAR climbed 19.0% to $20.8 million, an increase of $3.3 million, with consolidated EBITDAR margins improving by 62 basis points to 15.6%, and same-store EBITDAR margins improving 80 basis points to 16.5%; and

•	Consolidated net income for the quarter climbed 13.1% to $7.7 million, compared to $6.8 million the year before, with year-to-date net margins increasing to 6.0% from 5.7%.
Operating Results
Ensign’s President and Chief Executive Officer Christopher Christensen congratulated Ensign’s facility leaders and their teams. “This solid third quarter has provided a great platform for the continuing expansion of our business,” he said.
The company recently announced four facility acquisitions, bringing the total to eleven year to date. He added that the company is seeing compelling acquisition opportunities in several of its key markets, and expects to grow further in the near term. In addition, he noted that the opportunities for organic growth and improvement across the company’s existing portfolio are outstanding, as local leaders continue to focus on business fundamentals and higher-acuity patients.
He also discussed the company’s recent enhancement of its financial reporting methodologies. These details provide greater transparency into company operations, as it continues to layer in underperforming facilities and execute the long-term process of stabilizing and growing their operations.
Operational results are now being categorized by “same-store,” referring to facilities that have been under the Ensign umbrella more than three full calendar years, “transitional,” referring to facilities acquired from between one and three full calendar years ago, and “recently acquired,” referring to facilities which joined the Ensign organization less than one full calendar year ago.

“This change reflects the sometimes-vast disparity between the operating metrics of different facilities as they go through the successive stages of the stabilization and growth process, which typically takes several years,” he noted.
He also commented on the national healthcare debate, reductions in Medicare payments to skilled nursing facilities, and declines in state Medicaid rates. “Our operators have proven again this quarter that our unique operating model is well suited to, and even thrives in, uncertain operating environments,” he observed. He added that company leaders “expect, based on our history and experience, to continue delivering solid returns and superior patient outcomes regardless of changes in reimbursement or regulation.”
The company generated net cash from operations of $28.7 million in the nine months ended September 30, 2009. Net operating assets and liabilities grew by $8.0 million in the first nine months of 2009, which was primarily attributable to the growth in accounts receivable as revenues grew, particularly in recently-added facilities. Net cash used in investing activities during the first nine months was $45.4 million, which was primarily related to business acquisitions and purchases of property and equipment.
Consolidated EBITDA grew by $2.9 million for the quarter to $17.1 million, an increase of 20.4%; however, when adjusting for the one-time recovery of $660,000 related to the favorable settlement of an accrued contingent rent liability in the prior year quarter, the percentage increase in EBITDA was actually 26.2%. EBITDAR climbed 19.0% to $20.8 million from $17.5 million in the third quarter of 2008, an increase of $3.3 million.
Fully diluted GAAP earnings per share were $0.37 for the quarter, compared to $0.33 per share in the prior year. Excluding acquisition expenses, amortization of patient bases and the effect on net income of one lease expiration in the quarter, adjusted net income was $7.9 million or $0.38 per diluted share.
A discussion of the company’s use of non-GAAP financial measures is set forth below. A reconciliation of net income to EBITDAR and EBITDA, as well as a reconciliation of GAAP earnings per share and net income to adjusted net earnings per share and adjusted net income, appear in the financial data portion of this release.
More complete information is contained in the Company’s 10-Q, which was filed with the SEC today and can be viewed on the Company’s website at http://www.ensigngroup.net.
2009 Guidance Reaffirmed
Management reaffirmed its previously-announced 2009 annual revenue guidance of $536 million to $541 million, and earnings guidance of $1.58 per share to $1.63 per share, for the year. The guidance is based on diluted weighted average common shares outstanding of 21.5 million and assumes, among other things, no additional acquisitions or dispositions beyond those made to date, and essentially flat overall reimbursement.
Management Changes
Ensign today announced that Gregory K. Stapley, its Vice President and General Counsel since 1999, has been named Executive Vice President of the Company effective as of November 2, 2009. He has been replaced by Beverly B. Wittekind as Vice President and General Counsel.
Ms. Wittekind has served as Ensign’s Corporate Compliance Officer, and as Vice-President and General Counsel for Ensign Facility Services, Inc., its Service Center subsidiary, since 2002. Prior to joining Ensign Ms. Wittekind was with Vista Hospital Systems, a non-profit hospital system based in Corona, California, where she served as General Counsel, Chief Compliance Officer and Vice-President of Risk and Litigation Management. A 1989 graduate of the University of Notre Dame Law School, Ms. Wittekind began her career at the law firm of Snell & Wilmer, and was a partner at Doyle Winthrop Oberbillig & West, both in Phoenix, Arizona, where she specialized in the defense of healthcare providers in medical malpractice litigation.

In addition, Daniel H. Walker was named Assistant Secretary of the Company, also effective November 2, 2009. Mr. Walker has served as the Deputy General Counsel of Ensign Facility Services, Inc., and as the Company’s Associate General Counsel for Securities, since 2007. Prior to joining Ensign, Mr. Walker was with the law firm of Lewis and Roca, LLP in Phoenix, Arizona, where he advised public and private companies on securities issues, mergers and acquisitions, and real estate and corporate transactions. Mr. Walker is a 2005 graduate of the J. Rueben Clark Law School at Brigham Young University.
Recent Highlights
The Company recently announced that it acquired four long-term care facilities in two separate transactions on October 1, 2009. The facilities include Golden Acres, a 22-acre campus in Dallas, Texas which has 264 skilled nursing beds, 222 of which are in private rooms, and a 39-unit independent living section. The Golden Acres acquisition also included a profitable and well-regarded hospice business, Custom Care Hospice. Although many Ensign facilities offer hospice services through third-party agencies, this is the first time Ensign has engaged in the hospice business itself.
Ensign also acquired three facilities in Utah: Castle Country Care Center, an 80-bed skilled nursing facility in Price, South Valley Care Center, a 116-bed skilled nursing facility in metropolitan Salt Lake City, and Rock Canyon Rehab & Care Center, a 200-bed skilled nursing facility in Provo. The Utah facilities were purchased with a combination of cash and seller financing.
Ensign also allowed the lease on one of its Arizona assisted living facilities to expire as of September 30, 2009, turning the operation over to a new tenant. An Ensign affiliate had operated Greenfields Assisted Living in Mesa, Arizona since 1999. Management has indicated that it expects the lease expiration to be slightly accretive going forward.
Management has reaffirmed that Ensign is actively seeking additional opportunities to acquire both well-performing and struggling long-term care operations across the Western United States. The four acquisitions and one lease expiration bring Ensign’s growing portfolio to 73 facilities, 42 of which are Ensign-owned, with Ensign affiliates holding purchase options on nine of Ensign’s 31 leased facilities.
Conference Call
A live webcast will be held on Tuesday, November 3, 2009, at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) to discuss Ensign’s third quarter financial results. To listen to the webcast, or to view any financial or statistical information required by SEC Regulation G, please visit the Investors section of the Ensign website at http://investor.ensigngroup.net. The webcast will be recorded, and will be available for replay via the website until 5:00 p.m. Pacific Time on Tuesday, November 10, 2009.
About Ensign™
The Ensign Group, Inc.’s operating subsidiaries provide a broad spectrum of skilled nursing and assisted living services, hospice services, physical, occupational and speech therapies, and other rehabilitative and healthcare services for both long-term residents and short-stay rehabilitation patients at 73 care facilities in California, Arizona, Texas, Washington, Utah, Idaho and Colorado. Each of these facilities is operated by a separate, wholly-owned independent operating subsidiary that has its own management, employees and assets. References herein to the consolidated “Company” and “its” assets and activities, as well as the use of the terms “we,” “us,” “its” and similar verbiage are not meant to imply that The Ensign Group, Inc. has direct operating assets, employees or revenue, or that any of the facilities, the Service Center or the captive insurance subsidiary are operated by the same entity. More information about Ensign is available at http://www.ensigngroup.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains, and the related conference call and webcast will include, forward-looking statements that are based on management’s current expectations, assumptions and beliefs about its business, financial performance, operating results, the industry in which it operates and other future events. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding growth prospects, future operating and financial performance. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to materially and adversely differ from those expressed in any forward-looking statement.
These risks and uncertainties relate to the company’s business, its industry and its common stock and include: reduced prices and reimbursement rates for its services; its ability to acquire, develop, manage or improve facilities, its ability to manage its increasing borrowing costs as it incurs additional indebtedness to fund the acquisition and development of facilities; its ability to access capital on a cost-effective basis to continue to successfully implement its growth strategy; its operating margins and profitability could suffer if it is unable to grow and manage effectively its increasing number of facilities; competition from other companies in the acquisition, development and operation of facilities; and the application of existing or proposed government regulations, or the adoption of new laws and regulations, that could limit its business operations, require it to incur significant expenditures or limit its ability to relocate its facilities if necessary. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the company’s periodic filings with the Securities and Exchange Commission, including its Form 10-Q, which was filed today, for a more complete discussion of the risks and other factors that could affect Ensign’s business, prospects and any forward-looking statements. Except as required by the federal securities laws, Ensign does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release.
Contact Information
Robert East, Westwicke Partners LLC, (443) 213-0500, bob.east@westwickepartners.com, or Gregory Stapley, Investor/Media Relations, The Ensign Group, Inc., (949) 487-9500, ir@ensigngroup.net.
SOURCE: The Ensign Group, Inc.

Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue	$132,924	$116,328	$395,387	$345,425

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	107,264	94,297	316,753	278,364
Facility rent—cost of services	3,707	3,282	11,132	11,229
General and administrative expense	4,883	4,565	15,261	14,628
Depreciation and amortization	3,239	2,350	9,413	6,513

Total expenses	119,093	104,494	352,559	310,734
Income from operations	13,831	11,834	42,828	34,691

Other income (expense):
Interest expense	(1,249)	(1,183)	(3,718)	(3,553)
Interest income	81	239	220	1,094

Other expense, net	(1,168)	(944)	(3,498)	(2,459)
Income before provision for income taxes	12,663	10,890	39,330	32,232
Provision for income taxes	4,977	4,093	15,537	12,582

Net income	$7,686	$6,797	$23,793	$19,650

Net income per share:
Basic	$0.37	$0.33	$1.16	$0.96

Diluted	$0.37	$0.33	$1.14	$0.95

Weighted average common shares outstanding:
Basic	20,616	20,525	20,591	20,512

Diluted	20,928	20,777	20,910	20,667

Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2009	2008
Assets
Cash and cash equivalents	$21,365	$41,326
Other current assets	68,397	63,122

Total current assets	89,762	104,448
Property and equipment, net	181,643	157,029
Other assets	50,445	35,424

Total assets	$321,850	$296,901

Liabilities and stockholders’ equity
Current liabilities:
Current liabilities, excluding current maturities of long-term debt	$56,182	$56,575
Current maturities of long-term debt	1,122	1,062

Total current liabilities	57,304	57,637
Long-term debt—less current maturities	58,632	59,489
Other long-term liabilities	26,675	23,754
Total Stockholders’ equity	179,239	156,021

Total liabilities and stockholders’ equity	$321,850	$296,901

Reconciliation of Net Income to EBITDAR
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Net income	$7,686	$6,797	$23,793	$19,650
Interest expense, net	1,168	944	3,498	2,459
Provision for income taxes	4,977	4,093	15,537	12,582
Depreciation and amortization	3,239	2,350	9,413	6,513

EBITDA	17,070	14,184	52,241	41,204
Facility rent—cost of services	3,707	3,282	11,132	11,229

EBITDAR	$20,777	$17,466	$63,373	$52,433

Adjusted Condensed Consolidated Statements of Income
(In thousands, except per share data)

	Three Months Ended					Nine Months Ended
	September 30, 2009					September 30, 2009
		Non-					Non-
	As	GAAP		Expiration	As	As	GAAP		Expiration	As
	Reported	Adj.		of Lease(4)	Adjusted	Reported	Adj.		of Lease(4)	Adjusted

Revenue	$132,924			$(496)	$132,428	$395,387			$(1,412)	$393,975

Expense:
Cost of services (exclusive of facility rent and depreciation and amortization shown separately below)	107,264	(76	)(1)	(507)	106,681	316,753	(177	)(1)	(1,185)	315,391
Facility rent—cost of services	3,707			(137)	3,570	11,132			(416)	10,716
General and administrative expense	4,883				4,883	15,261				15,261
Depreciation and amortization	3,239	(13	)(2)	(111)	3,115	9,413	(388	)(2)	(153)	8,872

Total expenses	119,093	(89)		(755)	118,249	352,559	(565)		(1,754)	350,240
Income from operations	13,831	89		259	14,179	42,828	565		342	43,735

Other income (expense):
Interest expense	(1,249)				(1,249)	(3,718)				(3,718)
Interest income	81				81	220				220

Other expense, net	(1,168)				(1,168)	(3,498)				(3,498)
Income before provision for income taxes	12,663	89		259	13,011	39,330	565		342	40,237
Provision for income taxes	4,977	35	(3)	103	5,115	15,537	223	(3)	136	15,896

Net income	$7,686	54		156	$7,896	$23,793	342		206	$24,341

Net income per share:
Basic	$0.37				$0.38	$1.16				$1.18

Diluted	$0.37				$0.38	$1.14				$1.16

Weighted average common shares outstanding:
Basic	20,616				20,616	20,591				20,591

Diluted	20,928				20,928	20,910				20,910

(1)	Represents acquisition-related costs expensed, which were previously capitalizable during 2008.

(2)	Represents amortization costs related to patient base intangible assets acquired. Patient base intangible assets are amortized over a period of four to eight months, depending on the classification of the patients and the level of occupancy in a new acquisition on the acquisition date.

(3)	Represent s the tax impact of the acquisition costs and patient base non-GAAP adjustments represented in entries (1) and (2).

(4)	Represents the impact on net income, including tax effect, of the expiration of the Company’s lease at one of its assisted living facilities in Arizona.

Discussion of Non-GAAP Financial Measures
EBITDA consists of net income before (a) interest expense, net, (b) provisions for income taxes, and (c) depreciation and amortization. EBITDAR consists of net income before (a) interest expense, net, (b) provisions for income taxes, (c) depreciation and amortization, and (d) facility rent-cost of services. The Company believes that the presentation of EBITDA and EBITDAR provides important supplemental information to management and investors to evaluate the Company’s operating performance. The Company believes disclosure of adjusted non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature and are variable in nature, or do not represent current cash expenditures. A material limitation associated with the use of these measures as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. These non-GAAP financial measures should not be relied upon to the exclusion of GAAP financial measures. For further information regarding why the Company believes that this non-GAAP measure provides useful information to investors, the specific manner in which management uses this measure, and some of the limitations associated with the use of this measure, please refer to the Company’s Report on Form 10-Q filed today with the SEC. The Form 10-Q is available on the SEC’s website at www.sec.gov or under the “Financial Information” link of the Investor Relations section on Ensign’s website.